Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-96995, 33-60095 and 33-60099), Form S-3 ASR (File No. 333-145919) and Form S-4 (No. 333-130682) of Hecla Mining Company of our report dated July 5, 2007, except for Note 8 for which the date is June 6, 2008 relating to the financial statements of Greens Creek Joint Venture (not separately shown), which appears in this Current Report on Form 8-K of Hecla Mining Company.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

August 28, 2008